UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	December 13, 2005

VitalStream Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-17020	87-0429944

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jenner, Suite 100 Irvine, California	92618

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(949) 743-2000

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01      Regulation FD Disclosure.

              On December 15, 2005, VitalStream Holdings, Inc. (the "Company") issued a press release, entitled "VitalStream Nets $1.8 Million From Warrant Exercise." A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

              The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01      Other Events.

              On December 13, 2005, WaldenVC II, L.P. voluntarily exercised a warrant to purchase 2,962,897 shares of common stock of the Company, representing all of the shares of common stock of the Company that WaldenVC II, L.P is entitled to purchase pursuant to any outstanding warrants. The warrant had an exercise price of approximately $0.6075 per share, resulting in proceeds to the Company of $1,799,999.93.

Item 9.01      Financial Statements and Exhibits.

              (c)    Exhibits

                          99.1    Press Release issued by the Company dated Decmber 15, 2005.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2005	VitalStream Holdings, Inc.

	By:	/s/ Philip N. Kaplan

Philip N. Kaplan President